UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 14, 2014

ELECTRO-SENSORS, INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-09587	41-0943459
(Commission File Number)	(I.R.S. Employer Identification No.)

6111 Blue Circle Drive Minnetonka, Minnesota	55343-9108
(Address Of Principal Executive Offices)	(Zip Code)

(952) 930-0100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The information required by this item is included below in Item 2.01, Completion of Acquisition or Disposition of Assets.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On February 14, 2014, Electro-Sensors, Inc. (the “Company”) entered into an Asset Purchase Agreement (“Agreement”) with Harvest Engineering Inc., a private Delaware corporation, and its affiliated parties and owners (“Harvest”). Prior to closing of the transaction, there were no material relationships between the Company and Harvest.

Under the Agreement, the Company purchased from Harvest the “Insta-Link” wireless hazard monitoring system and product family, together with related technology, intellectual property rights, and inventory.

The transaction closed on February 18, 2014.

The Company will market the wireless hazard monitoring products under its new HazardPROTM product line and manufacture and service these products at its Minnetonka, Minnesota facility.

The Company agreed to pay $1.2 million for the product line and related assets, of which $400,000 was paid at closing, and additional payments of $400,000 will be paid on each of the first and second anniversary of the closing. Harvest may earn up to an additional $550,000, depending upon the achievement of revenue measures during the four calendar years following the closing.

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1	Electro-Sensors, Inc. Press Release dated February 18, 2014, announcing acquisition of Wireless Hazard Monitoring Product Line

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 19, 2014	ELECTRO-SENSORS, INC.

	BY:	/s/ David L. Klenk
David L. Klenk, Chief Executive Officer and Chief Financial Officer

INDEX TO EXHIBITS FILED WITH THIS REPORT

Exhibit No.	Description

99.1	Press Release, dated February 18, 2014.